UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 8, 2014
Date of Report (Date of earliest event reported)

HYDROCARB ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53313	30-0420930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 375, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 970-1590
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2013 Hydrocarb Energy Corporation (the “Company”) sold 619,960 shares of unregistered and restricted shares of the Company’s common stock to SMDRE, LLC, an unrelated entity, in consideration for a $1,859,879 non-interest bearing note.  The 619,960 shares (the “Shares”) were previously issued by the Company to Hydrocarb Corporation (“HCN”) to settle liabilities due from the Company to HCN related to a September 2012 Consulting Services Agreement with HCN, entered into in conjunction with the acquisition of Namibia Exploration, Inc. (“NEI”).  SMDRE, LLC agreed to pay the note as follows:

1)	100% of the proceeds payable from the sale of all or part of the Shares to a third party shall be payable to the Company;

2)	within sixty days of the six month anniversary of the December 4, 2013 stock sale (August 3, 3014) or within sixty days from the date that the shares become unrestricted (whichever is first); and

3)	100% of any remaining balance due within 90 days of the Company being listed on a major stock exchange if the share price of the Company’s common stock is above $6.00 per share.

On August 8, 2014 and effective August 4, 2014, the Company and SMDRE, LLC entered into an amendment to the note, whereby SMDRE, LLC agreed to pay us a $50,000 extension fee (bringing the total balance of the note to $1,909,879) and we agreed to modify the repayment terms of the note so that $750,000 would be due and payable by December 31, 2014 and $1,159,879 would be due and payable by March 31, 2015, provided that notwithstanding the due dates above the note shall be paid in full within  sixty days of the date the Company obtains a listing of its common stock on the NYSE MKT or NASDAQ trading market.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on August 8, 2014, Pasquale V. Scaturro resigned as the Chief Executive Officer of Hydrocarb Energy Corporation (the “Company”), provided that on the same date Mr. Scaturro entered into a consulting agreement with the Company and agreed to provide the Company Geological and Geophysical consulting pertaining to the Company’s oil and gas concession in Namibia.

Effective immediately upon Mr. Scaturro’s resignation, Kent P. Watts, the Company’s Executive Chairman, assumed the duties of and title as Chief Executive Officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	December 4, 2013 Sales Agreement and Note with SMDRE, LLC
10.2*	August 8, 2014 (effective August 4, 2014) Amendment to Note Payable Terms with SMDRE, LLC

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hydrocarb Energy Corporation

Date: August 12, 2014	/s/ Kent P. Watts
Name: Kent P. Watts
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	December 4, 2013 Sales Agreement and Note with SMDRE, LLC
10.2*	August 8, 2014 (effective August 4, 2014) Amendment to Note Payable Terms with SMDRE, LLC

* Filed herewith.